EX-99.j.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Limited-Term Government Funds of our report dated February 21, 2020, relating to the financial statements and financial highlights, which appears in Delaware Limited-Term Diversified Income Fund’s Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 27, 2020

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Limited-Term Government Funds of our report dated February 28, 2020, relating to the financial statements and financial highlights, which appears in Delaware Tax-Exempt Income Fund, Delaware Tax-Exempt Opportunities Fund, Delaware Tax-Free California II Fund, Delaware Tax-Free New Jersey Fund, Delaware Tax-Free New York II Fund and Delaware Tax-Free Oregon Fund’s Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 27, 2020